Exhibit 99.1
ESS Tech Appoints Drew Buckley as Chief Executive Officer and Announces New Leadership Changes
Recent Head of Capital Markets Strategy and Veteran Technology Investment Executive to Lead Next Phase of Commercial Execution
Interim CEO Kelly Goodman Appointed Chief Strategy Officer and General Counsel
Interim CFO Kate Suhadolnik Appointed Permanent Chief Financial Officer
WILSONVILLE, Ore - January 6, 2026 - ESS Tech, Inc. (“ESS,” “ESS, Inc.” or the “Company”) (NYSE: GWH), a leading manufacturer of long-duration energy storage systems (LDES) for commercial and utility-scale applications, today announced the Board of Directors has appointed Drew Buckley as Chief Executive Officer, effective January 1, 2026, succeeding Interim CEO Kelly Goodman. In addition, the Board appointed Kelly Goodman as Chief Strategy Officer and General Counsel. The Board also appointed Kate Suhadolnik as Chief Financial Officer from her current role as Interim CFO.
Drew Buckley brings nearly two decades of experience focused exclusively on investing in publicly traded small- and mid-cap technology companies, where disciplined execution, capital efficiency, and credibility with investors determine long-term success. He joined ESS in August 2025 to lead the Company’s investor relations and capital market strategy, shaping the Company’s financial strategy while managing investor relations, financing activities, and market positioning to support long-term value creation for shareholders. Prior to ESS, he spent 17 years at William Blair as a Partner and sector leader focused on technology. Throughout his career, Drew has worked closely with management teams globally to navigate key inflection points: scaling operations, strengthening commercial execution, accessing capital responsibly, and building durable investor trust in public markets.
“Drew brings an incredible track record of success, with the experience and industry relationships necessary to lead ESS to its next stage, manufacturing and delivery of our first Energy Base projects, and broader commercialization expected to commence this year,” said Harry Quarls, Chairman of the Board of Directors. “His extensive experience as a global public-market investor and a firm partner uniquely positions him to scale the business, strengthen strategic partnerships, and drive long-term value for shareholders.
“We would also like to thank Kelly for her exceptional time serving in the role of Interim CEO, where she advanced key customer programs and signed the first agreement for large-scale deployment of our next-generation platform, the 50 MWh Energy Base pilot project with Salt River Project. As CSO, she will continue to play a lead role in executing corporate strategy. Kate’s leadership as Interim CFO, especially guiding us through the complexities of a recent $40 million financing transaction, makes her an ideal fit for the role,” concluded Quarls.
Drew Buckley, Chief Executive Officer of ESS, commented, “Looking ahead, my focus is on execution: aligning strategy, capital allocation, manufacturing scale-up, and organizational design to deliver sustainable growth and long-term shareholder value. We look forward to providing an updated medium term business outlook in the coming months and greater technology insight with an investor/analyst day at Company headquarters in Wilsonville, Oregon in 2026.”
About ESS, Inc.
ESS (NYSE: GWH) is the leading manufacturer of long-duration iron flow energy storage solutions. ESS was established in 2011 with a mission to accelerate decarbonization safely and sustainably through longer lasting energy storage. Using easy-to-source iron, salt, and water, ESS iron flow technology enables energy security, reliability and resilience. We build flexible storage solutions that allow our customers to meet increasing energy demand without power disruptions and maximize the value potential of excess energy. For more information visit www.essinc.com.
Forward-Looking Statements
This communication contains certain forward-looking statements, including statements regarding ESS and its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Examples of forward-looking statements include, among others, statements regarding the Company’s manufacturing plans, the timing of delivery and commercialization of the Company’s Energy Base projects and a planned business update, the ability of the Company to scale, grow, strengthen partnerships and provide long-term value, the planned roles of individuals going forward, and statements by the Company’s Chairman and Chief Executive Officer. These forward-looking statements are based on ESS’ current expectations and beliefs concerning future developments and their potential effects on ESS. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication. There can be no assurance that the future developments affecting ESS will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond ESS control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, which include, but are not limited to, delays, disruptions, or quality control problems in the Company’s manufacturing operations; issues related to the development and launch of the Energy Base product; failure to successfully bid on projects and acquire customers; issues related to the Company’s partnerships with third parties; risk of loss of government funding for customer projects; failure to raise additional capital, including under the ATM program, on acceptable terms or at all; and the Company’s need to achieve significant business growth to achieve sustained, long-term profitability. Except as required by law, ESS is not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.
Company
investors@essinc.com
Investor Relations
Chris Tyson
Executive Vice President
MZ Group - MZ North America
Phone: (949) 491-8235
GWH@mzgroup.us
www.mzgroup.us